UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2008

Kelyniam Global, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52569	20-4130012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1100 North University Avenue Suite 135 Little Rock, Arkansas (Address of principal executive offices)	72207 (Zip Code)

 (800) 280-8192
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

On May 15, 2008, the management of Kelyniam Global, Inc. (the “Company”) elected to enforce a resale limitation restriction on stock previously issued to affiliates.  The company’s management believes this will reaffirm the shareholders of Kelyniam Global, Inc. the intention of management’s long term involvement with the Company and that these agreements are in the best interest of the Company’s shareholders.  On May 20, 2008 the board of Directors entered into a formal affiliate resale restriction agreement, in which the terms and conditions of these agreements can be found in the attached exhibits.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.10	Affiliate Resale Restriction Agreement for James Ketner (filed herewith)
2.11	Affiliate Resale Restriction Agreement for John Mastoloni (filed herewith)
2.12	Affiliate Resale Restriction Agreement for Michelle LynRay (filed herewith)
2.13	Affiliate Resale Restriction Agreement for Richard Owston (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2008	KELYNIAM GLOBAL, INC.

	By:	/s/ James Ketner
James Ketner
President/CEO/Chairman

By:	/s/ Michelle LynRay
Michelle LynRay
Secretary/Treasurer/Director

By:	/s/ John Mastoloni
John Mastoloni
Vice President/Director

By:	/s/ Alexander Borges dos Santos
Alexander Borges dos Santos
Vice President/Director

By:	/s/ Richard Owston
Richard Owston
Director